Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement Nos. 333-207208 and 333-236279 on Form S-8 of our report dated August 14, 2024 relating to the financial statements of Performance Food Group Company and the effectiveness of Performance Food Group Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Performance Food Group Company for the year ended June 29, 2024.

/s/ Deloitte & Touche LLP

Richmond, VA

November 21, 2024